Exhibit 23.3

Weir International, Inc.

Mining, Geology and Energy Consultants

August 5, 2025

Executive Towers West I

1431 Opus Place, Suite 210

Downers Grove, Illinois 60515

USA

Tel: 630-968-5400

Fax: 630-968-5401

weir@weirintl.com

Reference: Consent of Independent Experts

Ladies and Gentlemen:

With respect to this registration statement on Form S-3 of Ramaco Resources, Inc. (the “Company”), dated August 5, 2025, Weir International, Inc., as independent mining engineers and geologists, hereby consents to the use of information contained in the Technical Report Summaries for each of the Berwind and Knox Creek Complexes, dated April 4, 2023, the Elk Creek Complex dated November 22, 2022, the Maben Property, dated March 13, 2025, and for the Brook Mine Property, dated March 31, 2025, and incorporation by reference of such information in this registration statement on Form S-3. We also consent to the reference to Weir International, Inc. therein, including under the captions “Experts.”

Respectfully submitted,

Weir International, Inc.

Fran X. Taglia

President